EXHIBIT 10.3










                           TAYLOR CAPITAL GROUP, INC.
                                   401(K) PLAN

                        (Effective as of October 1, 1998)

















                             McDermott, Will & Emery
                                     Chicago

                                   CERTIFICATE



            I, ________________________, Secretary of TAYLOR CAPITAL GROUP, INC., hereby certify that the attached document is a correct copy of the TAYLOR CAPITAL GROUP, INC. 401(k) PLAN (Effective as of October 1, 1998).

            Dated this ________ day of ____________, 1999.


                                          ____________________________
                                          Secretary of the Corporation

                                TABLE OF CONTENTS

SECTION 1...............................................................     1
      Background of Plan................................................     1
            1.1.  Purpose of Plan; Applicable Requirements..............     1
            1.2.  History of Plan.......................................     1
            1.3.  Effective Date; Plan Year.............................     2
            1.4.  Trustee; Trust Agreement..............................     2
            1.5.  Plan Administration...................................     2
            1.6.  Employers.............................................     3
            1.7.  Predecessor Plans.....................................     3
            1.8.  Plan Supplements......................................     3
SECTION 2...............................................................     5
      Eligibility and Participation.....................................     5
            2.1.  Eligibility to Participate............................     5
            2.2.  Notice of Participation and Election to Contribute....     6
            2.3.  Period of Participation...............................     7
            2.4.  Leave of Absence......................................     7
            2.5.  Leased Employees......................................     7
            2.6   Military Service......................................     8
SECTION 3...............................................................     9
      Participant Contributions.........................................     9
            3.1.  Income Deferral Contributions.........................     9
            3.2.  Change, Discontinuance, or Resumption of Income
                  Deferral Contributions................................     9
            3.3.  Rollover Contributions................................    10
            3.4.  Earnings..............................................    10
SECTION 4...............................................................    12
      Employer Contributions............................................    12
            4.1.  Employer Contributions of Income Deferral
                  Contributions.........................................    12
            4.2.  Employer Matching Contributions.......................    12
            4.3.  Individual Employer's Share of Employer
                  Contributions; Limitations on Employers'
                  Contributions.........................................    12
            4.4.  Form of Payment of Employer Contributions.............    13
SECTION 5...............................................................    14
      Investment of Participant and Employer Contributions..............    14
            5.1.  Investment Options....................................    14
            5.2.  Participants' Investment Elections....................    14


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
SECTION 6...............................................................    16
      Accounting........................................................    16
            6.1.  Participants' Accounts................................    16
            6.2.  Trust Accounts........................................    17
            6.3.  General Accounting Rules..............................    17
            6.4.  Adjustment of Accounts in Investment Funds............    17
            6.5.  Temporary Investment of Cash in Trust.................    18
            6.6.  Statement of Accounts.................................    18
SECTION 7...............................................................    19
      Contribution and Benefit Limitations..............................    19
            7.1.  Contribution Limitations..............................    19
            7.2.  Combined Contribution Limitations.....................    20
            7.3.  Combining of Plans....................................    21
            7.4.  Dollar Limitation on Income Deferral Contributions....    21
            7.5.  Percentage Limitation on Income Deferral
                  Contributions.........................................    21
            7.6.  Percentage Limitation on Employer Matching
                  Contributions.........................................    23
            7.7.  Highly Compensated Participant........................    24
            7.8.  Multiple Use of Alternative Limitations...............    25
            7.9.  Calculating Income Allocable to Excess Deferrals,
                  Excess Aggregate Contributions, and Excess Income
                  Deferral Contributions................................    25
            7.10. Disaggregation of Plan................................    26
SECTION 8...............................................................    27
      Period of Participation...........................................    27
            8.1.  Settlement Date.......................................    27
            8.2.  Restricted Participation..............................    27
SECTION 9...............................................................    29
      In-Service Withdrawals and Participant Loans......................    29
            9.1.  Hardship Withdrawals..................................    29
            9.2.  In-Service Withdrawal.................................    30
            9.3.  Loans to Participants.................................    30
SECTION 10..............................................................    35
      Vesting...........................................................    35
            10.1. Retirement............................................    35
            10.2. Resignation or Dismissal..............................    35
            10.3. Death of Participant..................................    37
            10.4. Forfeitures...........................................    37


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
SECTION 11..............................................................    38
      Distributions Following Settlement Date...........................    38
            11.1. Manner of Distribution................................    38
            11.2. Determination of Account Balances.....................    38
            11.3. Timing of Distributions...............................    39
            11.4. Direct Rollovers......................................    40
            11.5. Immediate Distributions to Alternate Payees...........    41
            11.6. Designation of Beneficiary............................    42
            11.7. Missing Participants or Beneficiaries.................    43
            11.8. Facility of Payment...................................    44
SECTION 12..............................................................    45
      Reemployment......................................................    45
            12.1. Commencement or Resumption of Participation...........    45
            12.2. Credited Service for Vesting..........................    45
            12.3. Reinstatement of Forfeitures..........................    46
SECTION 13..............................................................    47
      General Provisions................................................    47
            13.1. Interests Not Transferable............................    47
            13.2. Absence of Guaranty...................................    47
            13.3. Employment Rights.....................................    47
            13.4  Litigation by Participants or other Persons...........    47
            13.5. Evidence..............................................    48
            13.6. Waiver of Notice......................................    48
            13.7. Controlling Law.......................................    48
            13.8. Statutory References..................................    48
            13.9. Severability..........................................    48
            13.10 Additional Employers..................................    48
            13.11 Action By Employers...................................    49
            13.12 Gender and Number.....................................    49
            13.13 Examination of Documents..............................    49
            13.14 Fiduciary Responsibilities............................    49
            13.15 Indemnification.......................................    49
SECTION 14..............................................................    51
      Restrictions as to Reversion of Trust Assets to the Employers.....    51
SECTION 15..............................................................    53
      Amendment and Termination.........................................    53
            15.1. Amendment.............................................    53
            15.2. Termination...........................................    53
            15.3. Nonforfeitability and Distribution on Termination.....    54


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
            15.4  Notice of Termination.................................    55
            15.5. Plan Merger, Consolidation, Etc.......................    55
SECTION 16..............................................................    56
      The Committee.....................................................    56
            16.1. The Committee.........................................    56
            16.2. The Committee's General Powers, Rights, and Duties....    56
            16.3. Manner of Action of the Committee.....................    57
            16.4. Interested Committee Member...........................    58
            16.5. Resignation or Removal of Committee Members...........    58
            16.6. Committee Expenses....................................    59
            16.7. Uniform Rules.........................................    59
            16.8. Information Required by the Committee.................    59
            16.9. Review of Benefit Determinations......................    59
            16.10 Committee's Decision Final............................    59
            16.11 Denial Procedure and Appeal Process...................    59
SECTION 17..............................................................    61
      Special Rules Applicable When Plan is Top-Heavy...................    61
            17.1  Purpose and Effect....................................    61
            17.2  Top-Heavy Plan........................................    61
            17.3  Key Employee..........................................    62
            17.4  Aggregated Plans......................................    62
            17.5  Minimum Employer Contribution.........................    63
            17.6  Coordination of Benefits..............................    63
            17.7  Adjustment of Combined Benefit Limitations............    63


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                           TAYLOR CAPITAL GROUP, INC.
                                   401(K) PLAN

                        (EFFECTIVE AS OF OCTOBER 1, 1998)

                                    SECTION 1

                               BACKGROUND OF PLAN



1.1.  PURPOSE OF PLAN; APPLICABLE REQUIREMENTS

Effective as of October 1, 1998 (the "effective date"), Taylor Capital Group, Inc. (the "Company") establishes the Taylor Capital Group, Inc. 401(k) Plan (the "Plan") for the following purposes:

      (i) to receive a transfer of certain accounts under the Taylor Capital Group, Inc. 401(k)/Profit Sharing Plan Employee Stock Ownership Plan (the "Prior Plan") of those employees and former employees of employers who become participants in the Plan; and

      (ii) to permit eligible employees to accumulate funds for their future security by electing to make income deferral contributions and sharing in employer contributions to the Plan.

The Plan is a profit sharing plan intended to meet the applicable requirements of Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.


1.2.  HISTORY OF PLAN

The Prior Plan was designed to meet the applicable requirements of Section 401(a) of the Code and maintained the following components: (i) a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the "401(k) component"), (ii) an employee stock ownership plan that is designed to invest primarily in stock of the Company (the "ESOP component") and to meet the applicable requirements of Sections 401(a), 409 and 4975(e)(7) of the Code, and
(iii) a profit sharing plan intended to meet the applicable requirements of
Section 401(a) of the Code (the "profit sharing component"). This Plan is a spinoff from the Prior Plan, and is intended as an amendment, restatement and continuation of the 401(k) component of the Prior Plan. As of the effective date, the Prior Plan was amended and restated to continue the ESOP component and the profit sharing component of the Prior Plan.


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
Prior to October 1, 1996, eligible Employees of the Company and its subsidiaries were eligible to participate in the Cole Taylor Financial Group, Inc. 401(k)/Profit Sharing Plan (As Amended and Restated effective as of January 1,
1993) (the "CTFG Profit Sharing Plan") and the Cole Taylor Financial Group, Inc. Employee Stock Ownership Plan (As Amended and Restated effective as of January 1, 1994) (the "CTFG ESOP"). The CTFG Profit Sharing Plan was originally established by CTFG effective January 1, 1984 as a merger of various plans, and was amended and restated from time-to-time thereafter, most recently effective as of January 1, 1993. The CTFG ESOP was originally established by CTFG effective as of January 1, 1984 and was amended from time to time thereafter, and was amended and restated most recently effective as of January 1, 1994.

In connection with the spin-off of the Company (and its subsidiaries) from the controlled group of corporations that includes Reliance Acceptance Group, Inc. f/k/a Cole Taylor Financial Group, Inc. ("CTFG"), the account balances of the CTFG Profit Sharing Plan and the CTFG ESOP attributable to the employees and former employees of the Company and its subsidiaries were spun-off and then merged to form the Prior Plan.


1.3.  EFFECTIVE DATE; PLAN YEAR

The "effective date" of the Plan as set forth herein is October 1, 1998. The Plan will be administered on the basis of a "plan year." The "plan year" means the three month period from October 1, 1998 through December 31, 1998, and thereafter the twelve-month period beginning each January 1 and ending the following December 31.


1.4.  TRUSTEE; TRUST AGREEMENT

Amounts contributed under the Plan are held and invested, until distributed, by a Trustee appointed by the Company (the "Trustee"). The Trustee acts in accordance with the terms of a trust agreement between the Company and the Trustee, which trust agreement is known as the "Taylor Capital Group, Inc. 401(k) Trust" (the "Trust"). The Trust implements and forms a part of the Plan. The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust.


1.5.  PLAN ADMINISTRATION

The Plan is administered by a Committee (the "Committee") as described in
Section 16. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed, by registered or certified mail, postage prepaid, to the Committee, in care of the Company at 350 East Dundee Road, Suite 201, Wheeling IL 60090. Each participant in the Plan shall be a "named fiduciary"


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
within the meaning of Section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to the investment direction of their account balances. The Committee and the Company are "named fiduciaries," but solely to the extent that they have any fiduciary responsibilities under the Plan and related Trust.


1.6.  EMPLOYERS

Any Controlled Group Member described in paragraph (a) or (b) of this subsection with respect to the Company may adopt the Plan with the Company's consent, as described in subsection 13.10. The Company and any such Controlled Group Members that adopt the Plan are referred to below collectively as the "Employers" and sometimes individually as an "Employer." A "Controlled Group Member" means:

      (a) any corporation that is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) that contains the Company;

      (b) any trade or business (whether or not incorporated) that is under common control with the Company (within the meaning of Section 414(c) of the Code); or

      (c) any entity that is affiliated with the Company under Section 414(m) of the Code.

As of the effective date, the following Employers have adopted the Plan: Cole Taylor Bank and CT Mortgage Company .


1.7.  PREDECESSOR PLANS

Any other qualified profit sharing, stock bonus, or money purchase pension plan qualified under Section 401(a) of the Code and maintained by an Employer may, with the consent of the Company, be merged into, and continued in the form of, the Plan. Any such plan merged into, and continued in the form of, this Plan shall be referred to as a "predecessor plan." Special provisions relating to participants in the Plan who were participants in a predecessor plan shall be set forth in one or more supplements to the Plan.


1.8.  PLAN SUPPLEMENTS

The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede the provisions of the


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Plan to the extent necessary to eliminate inconsistencies between the Plan and such supplement.


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                                    SECTION 2

                          ELIGIBILITY AND PARTICIPATION


2.1.  ELIGIBILITY TO PARTICIPATE

      (a) Subject to the conditions and limitations of the Plan, each employee who was employed by an Employer and who was a participant in the Prior Plan immediately before the effective date shall automatically be a participant in the Plan on the effective date.

      (b) Subject to the conditions and limitations of the Plan, each other employee of an Employer will become a participant in the Plan as of the January 1st, April 1st, July 1st, or October 1st coincident with or next following the date he satisfies the following requirements:

            (i)   he has attained age 21;

            (ii) (A) he has completed six months of continuous service in which he is credited with at least 500 hours of service or,

                  (B) if he fails to satisfy paragraph (A) above, he has completed 1,000 hours of service (as defined below) during the 12-month period commencing on his date of hire, or if he has not completed 1,000 hours of service during such 12-month period, he has completed 1,000 hours of service during a Plan Year ending before such January 1, April 1, July 1, or October 1; and

            (iii) he is employed as a member of a group of employees to which the Plan has been extended, either by unilateral action of an Employer in the case of an employee who is not represented by a collective bargaining representative or, if he is a member of a group of employees represented by a collective bargaining representative, through a currently effective collective bargaining agreement between his Employer and the collective bargaining representative of the group of employees of which he is a member.

            (iv) Notwithstanding any other provision of the Plan to the contrary, an employee who is not yet a participant but who is eligible to become a participant may make a rollover contribution to the Plan (in accordance with subsection 3.3) prior to the employee's entry date, at the discretion of the Committee. Any eligible employee who makes a rollover contribution to the Plan will be treated as a participant, except that such employee shall not be eligible, until he becomes a participant, to make income deferral contributions pursuant to subsection 3.1 or to share in any employer contributions made pursuant to subsections 4.2, 4.3, and 4.4.

For the purposes of the Plan, an "hour of service" means each hour for which an employee is directly or indirectly paid or entitled to payment by an Employer or a Controlled Group Member for the performance of duties and for reasons other than the performance of duties, including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer or a Controlled Group Member, as determined and credited in accordance with Department of Labor Reg. Sec. 2530.200b-2. Notwithstanding any other provision of the Plan to the contrary, an hour of service includes service prior to the effective date with CTFG or an affiliate of CTFG.

For all purposes of the Plan, an individual shall be an "employee" of or be "employed" by an Employer for any Plan Year only if such individual is treated by the Employer for such Plan Year as its employee for purposes of employment taxes and wage withholding for Federal income tax purposes, regardless of any subsequent reclassification by an Employer, any government agency or a court.


2.2.  NOTICE OF PARTICIPATION AND ELECTION TO CONTRIBUTE

The Committee will notify each employee of the date the employee becomes a participant. Such notification will be in writing and will include a form or forms on which the participant may elect to make participant contributions in accordance with Section 3.


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2.3.  PERIOD OF PARTICIPATION

Subject to the provisions of subsections 8.2 and 12.1, relating to restricted participation and resumption of participation, respectively, an employee who becomes a participant will continue as a participant until the later to occur of the date of his termination of employment with the Employers or the date on which all assets in his accounts under the Plan to which he is entitled hereunder have been distributed.


2.4.  LEAVE OF ABSENCE

A leave of absence will not interrupt continuity of service or participation in the Plan. A "leave of absence" for purposes of the Plan means an absence from work that is not treated by an Employer as a termination of employment or that is required by law to be treated as a leave of absence. Leaves of absence will be granted under rules established by an Employer and applied uniformly to all similarly situated employees.


2.5.  LEASED EMPLOYEES

Only common-law employees of the Employers are eligible to participate in the Plan. If a leased employee (as defined below) subsequently becomes a common-law employee of an Employer, the period during which the leased employee performed services for the Employer shall be taken into account for purposes of subsections 2.1 and 10.2 of the Plan; unless (i) such leased employee was a participant in a money purchase pension plan maintained by the leasing organization that provides a non-integrated employer contribution rate of at least 15 percent of earnings, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than twenty percent of the Employer's nonhighly compensated workforce. A "leased employee" means any person who is not a common-law employee of an Employer, but who has provided services to an Employer under the Employer's primary direction and control, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between an Employer and a leasing organization. The period during which a leased employee performs services for the Employer shall be taken into account for purposes of subsections 2.1 and 10.2 if such leased employee becomes an employee of the Employer; unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees, and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the Employer's nonhighly compensated workforce.


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2.6   MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). A participant returning from employment after serving in the uniformed services is treated as not having incurred a break in service during the period of qualified military service, as defined herein. Each period of qualified military service is considered under the plan to be service with the Employer for the purposes of:

      (a) determining the nonforfeitability of the participant's account balances, in accordance with the provisions of subsection 10.2 of the plan; and

      (b)   determining the participant's benefit allocations under subsection
            4.2 of the plan.


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                                    SECTION 3

                            PARTICIPANT CONTRIBUTIONS


3.1.  INCOME DEFERRAL CONTRIBUTIONS

References in the Plan to participants' "income deferral contributions" mean deferrals made by participants' from their earnings (as defined in subsection 3.4) before the imposition of Federal income taxes, irrespective of whether the income deferral contributions made from such earnings are either before or after the imposition of state, local or other taxes. An employee is not required to make income deferral contributions in order to participate in the Plan. Subject to the conditions and limitations of the Plan, a participant may elect to make income deferral contributions for any plan year of a percentage (in increments of one percent) of the participant's earnings for such plan year at a rate of not less than one percent and not greater than fifteen percent of such earnings. The amount to be deferred will be withheld from the participant's earnings and contributed to the Plan on the participant's behalf by the participant's Employer. A participant's election under this subsection may be made effective as of the participant's entry date or as of any January 1, April 1, July 1, or October 1 following the participant's entry date. A participant's election to make income deferral contributions must be made in writing on a form furnished by the Committee and filed with the Committee at such time and in such manner as the Committee shall determine. Subject to the limitations of Section 7, a participant's deferral authorization made pursuant to this subsection shall remain in effect until any change or suspension properly elected by the participant under subsection 3.2 becomes effective.


3.2.  CHANGE, DISCONTINUANCE, OR RESUMPTION OF INCOME DEFERRAL
      CONTRIBUTIONS

A participant may elect, within the limits described in subsection 3.1, to change the rate of the participant's income deferral contributions as of any January 1, April 1, July 1, or October 1. A participant may elect to discontinue making income deferral contributions as of the first day of any month. If a participant elects to discontinue making income deferral contributions, the participant may elect to make or to resume making income deferral contributions as of any following January 1, April 1, July 1, or October 1. Each election under this subsection shall be made by completing the form designated by the Committee and filing such form with the Committee at such time and in such manner as the Committee shall determine.


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3.3.  ROLLOVER CONTRIBUTIONS

On behalf of a participant, the Committee may direct the Trustee to receive a "rollover contribution" of all or any portion of an eligible rollover distribution (as described in paragraph 11.4(a)) or a rollover amount described in Section 408(d)(3) of the Code (an "IRA rollover"), subject to the following:

      (a) The Trustee may accept an eligible rollover distribution in the form of a direct rollover (as described in Section 401(a)(31) of the Code) or an indirect rollover (as described in Section 402(c) of the
            Code). The Committee shall establish such rules and procedures as it deems necessary regarding the acceptance of rollover contributions, including the methods by which direct rollovers, indirect rollovers, and IRA rollovers may be made to the Plan.

      (b) Any rollover contributions received by the Trustee on behalf of a participant (or an eligible employee) shall be credited to the rollover account of the participant (or the eligible employee) in accordance with subsection 6.1. A participant (or an eligible employee) shall at all times have a nonforfeitable right to the net credit balance in the participant's rollover account.

      (c) If after a rollover contribution has been received by the Trustee on behalf of a participant (or an eligible employee) the Committee learns that all or part of such rollover contribution did not meet the requirements of the Code and the regulations and rulings thereunder, the Committee may direct the Trustee to make a distribution to the participant (or eligible employee) of the non-qualified portion of such rollover contribution (and earnings thereon) that were credited to the rollover account of the participant (or eligible employee).


3.4.  EARNINGS

Except as otherwise provided below, a participant's "earnings" for a plan year means all compensation paid to the participant for services rendered to an Employer as an employee as reported on the participant's Federal wage and tax statement (Form W-2), but including for such plan year all of a participant's income deferral contributions under this Plan and all salary reductions made pursuant to an arrangement maintained by an Employer under Section 125 of the Code during the plan year. A participant's earnings shall not include any of the following (to the extent applicable):

      (a)   Income from bonuses paid under stock purchase agreements;


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
      (b)   Employer contributions under this or any retirement plan;

      (c)   Amounts realized from the exercise of non-qualified stock options;
            and

      (d) Amounts realized from the sale, exchange or disposition of stock acquired under a qualified stock option.

For purposes of subsection 6.3, a participant's earnings for the 1998 plan year shall include earnings for the entire 1998 calendar year. In no event shall the amount of a participant's earnings taken into account for purposes of the Plan for any plan year exceed the dollar limitation in effect under Code Section 401(a)(17) (as that limitation is adjusted from time to time by the Secretary of the Treasury pursuant to Code Section 401(a)(17)).


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                                    SECTION 4

                             EMPLOYER CONTRIBUTIONS


4.1.  EMPLOYER CONTRIBUTIONS OF INCOME DEFERRAL CONTRIBUTIONS

Subject to the conditions and limitations of the Plan, each Employer will make a contribution under the Plan on behalf of each participant employed by the Employer of the amount of the participant's income deferral contributions. Income deferral contributions shall be paid to the Trustee in cash as soon as practicable (but not later than the 15th business day of the month following the month in which such contribution are withheld) after the end of the payroll period for which the reduction in earnings is made.


4.2.  EMPLOYER MATCHING CONTRIBUTIONS

Subject to the conditions and limitations of the Plan, each Employer will make a contribution to the Plan ("employer matching contributions") as of the last day of each plan year quarter on behalf of each participant who makes income deferral contributions during such plan year quarter and who is employed on the last day of such plan year quarter or terminated employment during such plan year quarter under subsections 8.1(a),(b), or (c). The "base matching contribution" shall be 100 percent (100%) of the participant's income deferral contribution, not to exceed one percent (1%) of his compensation; and the "excess matching contribution" shall be fifty percent (50%) of the participant's income deferral contribution in excess of one percent (1%) of his compensation, not to exceed six percent (6%) of his compensation. The Board of Directors of the Company may, in its discretion, prospectively increase, decrease or discontinue the employer matching contribution. Employer matching contributions for a plan year shall be paid to the Trustee as soon as practicable after the end of the period to which they relate.


4.3. INDIVIDUAL EMPLOYER'S SHARE OF EMPLOYER CONTRIBUTIONS; LIMITATIONS ON EMPLOYERS' CONTRIBUTIONS

The Company shall determine each Employer's share of employer contributions to be made pursuant to subsection 4.2. The certificate of an independent certified public accountant selected by the Company as to the correctness of any amounts or calculations relating to the employers' contributions under the Plan shall be conclusive on all persons. In no event will an Employer's share of the employers' contributions described in this Section 4 for any plan year cause the Employer's share of the employers' contributions for that plan year to exceed an amount equal to the maximum amount deductible on account thereof by that Employer for that year for purposes of Federal taxes on income.


4.4.  FORM OF PAYMENT OF EMPLOYER CONTRIBUTIONS

Subject to the conditions and limitations of the Plan, any employer matching contribution or employer discretionary contribution shall be made in the form of cash prior to the end of the plan year or within a reasonable period of time after the end of the plan year. Any such matching contribution that is made in the form of cash, and designated as a cash contribution, shall be allocated to the participants' employer matching contribution account.

                                    SECTION 5

            INVESTMENT OF PARTICIPANT AND EMPLOYER CONTRIBUTIONS


5.1.  INVESTMENT OPTIONS

The Committee may designate, in its sole discretion, one or more funds under the Trust for the investment of participants' account balances. The Committee, in its discretion, may from time to time designate or establish new investment funds or eliminate existing investment funds. The funds designated by the Committee for this purpose shall be referred to herein as the "investment funds."


5.2.  PARTICIPANTS' INVESTMENT ELECTIONS

Participants' investment elections with respect to the investment funds shall be made as follows:

      (a) Participant contributions. Participants may elect to invest their existing account balances and future income deferral contributions, rollover contributions, and loan repayments in one or more of the investment funds. Subject to the provisions of this subparagraph
            (a), the participant's investment elections in effect under the Prior Plan will remain in effect under the Plan on and after the effective date until changed by the participant in accordance with the provisions of the Plan. If no investment election is in effect with respect to a participant, the participant's contributions made pursuant to Section 3 and loan repayments will be invested in the investment fund that is designated by the Committee for that purpose.

      (b) Committee procedures; election method. Each investment election made by a participant pursuant to this subsection shall be made in accordance with rules established by the Committee and shall be effective as determined by the Committee. Each election made pursuant to this subsection shall be in such percentage increments as shall be determined by the Committee. As determined by the Committee, participants may make investment or transfer elections under this subsection by the following methods: (i) by filing written elections on forms furnished by the Committee, (ii) by telephone through the telephone system established for such purpose, or (iii) by such other method as may be designated by the Committee.

                                    SECTION 6

                                   ACCOUNTING


6.1.  PARTICIPANTS' ACCOUNTS

The Committee shall maintain or cause to be maintained under the Plan the following accounts in the name of each participant (to the extent applicable):

      (a) Income deferral contribution account. An "income deferral contribution account" to reflect the participant's income deferral contributions made under the Plan, the participant's pre-tax contributions (if any) made under the Prior Plan, the CTFG Profit Sharing Plan or a predecessor plan (and earnings thereon) that have been transferred to this Plan, Benefit Credit Contributions made under the CTFG Profit Sharing Plan were transferred to the Prior Plan, and the income, losses, appreciation, and depreciation attributable thereto. A participant shall be fully vested in his income deferral contribution account at all times.

      (b) Employer matching contribution account. An "employer matching contribution account" to reflect employer matching contributions made to the Plan on behalf of the participant and the income, losses, appreciation, and depreciation attributable thereto. The employer matching contribution account shall be separated into: (i) the "vested employer matching contribution subaccount," which shall reflect the participant's base matching contributions, if any, and the base matching contributions and the excess matching contributions transferred from the CTFG Profit Sharing Plan to the Prior Plan, which became fully vested, and (ii) the "excess matching contribution subaccount," which shall reflect the participant's excess matching contributions, if any, made under this Plan.

      (c) Loan repayment account. A "loan repayment account" to reflect the amounts repaid by the participant under a loan to the participant from this Plan or a predecessor plan and the income, losses, appreciation, and depreciation attributable thereto.

      (d) Rollover account. A "rollover account" to reflect any rollover contributions credited to the participant's account and the income, losses, appreciation, and depreciation attributable thereto (other than amounts invested in Company stock in accordance with Section
            6).

      (e) Vested transfer account. A "vested transfer account" to reflect the participant's vested transfer contributions, if any, and any income, losses, appreciation and depreciation attributable thereto. The term "vested transfer" means an amount directly transferred from the Trustee of another tax-qualified retirement plan to this Plan to be held for the benefit of a participant, except that the Committee will in no event accept such a transfer from a tax-qualified retirement plan to which Section 401(a)(11)(B) of the Code is applicable.

Each account described in paragraphs (a) through (e) above shall be divided into separate subaccounts reflecting the portions of such accounts that are invested in the investment funds described in subsection 5.1. In addition to the accounts described above, the Committee may maintain such other accounts and subaccounts in the names of participants or otherwise as the Committee may consider necessary or advisable. Except as expressly modified, all accounts and subaccounts maintained for a participant are referred to collectively as the participant's "accounts." The Committee may establish such nondiscriminatory rules and procedures relating to the maintenance, adjustment and liquidation of participants' accounts as the Committee may consider necessary or advisable.


6.2.  TRUST ACCOUNTS

The Committee shall maintain or cause to be maintained in the Trust an "investment fund account" in the name of each investment fund to reflect the property held in such fund. The Committee may maintain or cause to be maintained such other trust accounts and subaccounts as it considers advisable.


6.3.  GENERAL ACCOUNTING RULES

Contributions shall be credited to accounts, distributions and other payments shall be charged to accounts, and accounts shall be adjusted to reflect investment experience as provided in subsection 6.4.


6.4.  ADJUSTMENT OF ACCOUNTS IN INVESTMENT FUNDS

Participants' accounts invested in the various investment funds shall be maintained on the basis of dollar values or units that may be converted to dollar values. Pursuant to rules established by the Committee and applied on a uniform and nondiscriminatory basis, participants' subaccounts in an investment fund will be adjusted on each business day to reflect the adjusted net worth (as described below) of that fund as of such business day, including adjustments to reflect any distributions, contributions, income, losses, appreciation, or depreciation with respect to such subaccounts since the previous business day on which such subaccounts were adjusted, provided any income, losses, appreciation or depreciation shall be allocated after adjusting for distributions and before adjusting for contributions since the last business day. The "adjusted net worth" of an investment fund (other than a mutual fund) as at any business day means the then net worth of that fund (that is, the fair market value of the fund, less its liabilities other than liabilities to persons entitled to benefits under the
Plan) as reported to the Trustee.

Each participant's income deferral contributions (if any) shall be credited to the participant's income deferral contribution account as soon as practicable after the contributions are received by the Trustee, in accordance with rules established by the Committee. A participant's rollover contribution (if any) shall be credited to the participant's rollover account as soon as practicable following the date such rollover contribution is accepted by the Trustee, in accordance with rules established by the Committee. The amount of a participant's repayment on a participant loan will be credited to the participant's loan repayment account as soon as practicable after the date of the repayment, in accordance with rules established by the Committee. Contributions so credited shall be further credited to separate subaccounts reflecting the participant's current election as to investment of his participant contributions in one or more of the investment funds described in subsection 5.1.


6.5.  TEMPORARY INVESTMENT OF CASH IN TRUST

At the direction of the Committee, cash awaiting investment pursuant to participants' instruction will be invested by the Trustee, to the extent practicable, in short term securities or cash equivalents having ready marketability or as otherwise provided in the trust agreement. Temporary investment income resulting from such investments shall be credited to the account to which it pertains. The term "temporary investment income" means income resulting from the temporary investment of, income deferral contributions, employer contributions and any other amounts.


6.6.  STATEMENT OF ACCOUNTS

The Committee will provide each participant with a statement reflecting the balances in the participant's accounts under the Plan at such times as are established by the Committee. No participant, except a person authorized by the Company or the Committee, shall have the right to inspect the records reflecting the accounts of any other participant.

                                    SECTION 7

                      CONTRIBUTION AND BENEFIT LIMITATIONS


7.1.  CONTRIBUTION LIMITATIONS

For each limitation year, the "annual addition" (as defined below) to a participant's accounts shall not exceed the lesser of $30,000 or twenty-five percent of the participant's compensation (as defined in Treasury Regulations
Section 1.415-2(d)) during that limitation year. For purposes of this subsection, the term "compensation" shall include any elective deferrals (as defined in Code Section 402(g)(3)) made by the participant and any amount which is contributed or deferred by the Employer at the election of the participant and which is not includible in the gross income of the participant by reason of Code Section 125. Reference herein to a "limitation year" means the plan year (or, with respect to the 1998 plan year, the period commencing on January 1, 1998 and ending on December 31, 1998). The term "annual addition" for any limitation year means the sum of the participant contributions (other than rollover contributions) under Section 3, employer contributions under subsection 4.2, corrective deferral contributions described in subsection 7.5, and corrective matching contributions described in subsection 7.6 that are credited to a participant's accounts for that limitation year. If it is anticipated that a participant's annual additions to this Plan and any other defined contribution plan maintained by the Employers may exceed the limitations of this subsection, the Committee shall reduce a participant's annual addition to the extent necessary in accordance with the following:

      (a) First, reduce the participant's income deferral contributions in excess of the percentage matched by the Employer pursuant to subsection 4.2 to the extent necessary to meet the above limitations. The Committee may suspend a participant's income deferral contributions for the limitation year or direct the Trustee to distribute to the participant the amount of income deferral contributions that cannot be allocated to the participant's income deferral contribution account for the limitation year. If any income deferral contributions are distributed to the participant, such distribution shall include any earnings attributable to such income deferral contributions.

      (b) Next, reduce, in proportion, the income deferral contributions made by the participant that are matched by the Employer pursuant to subsection 4.2 and the employer matching contributions attributable to such income deferral contributions. The Committee may suspend a participant's income deferral contributions for the limitation year or direct the Trustee to distribute to the participant the amount of income deferral contributions that cannot be allocated to the participant's income deferral contribution account for the limitation year. If any income deferral contributions are distributed to the participant, such distribution shall include any earnings attributable to such income deferral contributions. The amount of employer matching contributions that cannot be allocated to the participant's accounts shall be applied to reduce employer matching or discretionary contributions in succeeding limitation years in order of time.

      (c) Next, in accordance with procedures established by the Committee, reduce such participant's share for that limitation year of the employer matching contributions, corrective deferral contributions, or corrective matching contributions to the extent necessary to meet the above limitations. The amount of any employer contributions that cannot be allocated to a participant's accounts shall be applied to reduce employer matching or discretionary contributions in succeeding limitation years in order of time.

      (d) Finally, in accordance with procedures established by the Committee of the ESOP, reduce such participant's share for that limitation year of the employer discretionary contributions and employer loan contributions to the extent necessary to meet the above limitations.


7.2.  COMBINED CONTRIBUTION LIMITATIONS

If a participant in this Plan also is a participant in a defined benefit plan maintained by an Employer or a Controlled Group Member, the aggregate benefits payable to, or on account of, the participant under both plans will be determined in a manner consistent with Section 415 of the Code and Section 1106 of the Tax Reform Act of 1986. Accordingly, there will be determined with respect to the participant a defined contribution plan fraction and a defined benefit plan fraction in accordance with such Sections 415 and 1106. The benefits provided for the participant under this Plan and the defined benefit plan will be adjusted to the extent necessary so that the sum of such fractions determined with respect to the participant does not exceed 1.0. Effective January 1, 2000, this subsection 7.2 will have no effect.

7.3.  COMBINING OF PLANS

In applying the limitations set forth in subsections 7.1 and 7.2, reference to this Plan shall mean this Plan and all other defined contribution plans (whether or not terminated) ever maintained by the Employers and the Controlled Group Members, and reference to a defined benefit plan maintained by an Employer shall include all defined benefit plans (whether or not terminated) ever maintained by the Employers and the Controlled Group Members. It is intended that in complying with the requirements of subsections 7.1 and 7.2, a participant's benefits under this Plan shall be limited after the participant's benefits under any other defined contribution plan maintained by the Employers are limited and after the participant's benefits under any defined benefit plan maintained by the Employers are limited, unless such other plan provides otherwise.


7.4.  DOLLAR LIMITATION ON INCOME DEFERRAL CONTRIBUTIONS

In no event shall the participant's income deferral contributions for any calendar year exceed $10,000 (or such greater amount as the Secretary of the Treasury shall specify from time to time pursuant to Code Section 402(g)(5)). As of each December 31, the Committee shall determine the total income deferral contributions made by each participant during the calendar year ending on that December 31. In the event that such total for a participant exceeds the amount specified pursuant to Code Section 402(g)(5), such excess income deferral contributions ("excess deferrals") (and any income thereon determined in accordance with subsection 7.9) shall be paid to the participant by the following April 15.


7.5.  PERCENTAGE LIMITATION ON INCOME DEFERRAL CONTRIBUTIONS

In no event shall the average deferral percentage (as defined below) of the highly compensated participants (as defined in subsection 7.7) for any plan year exceed the greater of:

      a) the average deferral percentage of all other eligible employees for the preceding plan year multiplied by 1.25; or

      (b) the average deferral percentage of all other eligible employees for the preceding plan year multiplied by 2.0; provided that the average deferral percentage of the highly compensated participants does not exceed that of all other eligible employees by more than two percentage points.

The "average deferral percentage" of a group of eligible employees for a plan year means the average of the ratios (determined separately for each eligible employee in such group) of A to B where A equals the sum of the income deferral contributions actually paid to the Trust on behalf of such eligible employee for such plan year, and B equals the eligible employee's testing compensation (as described below) received by the employee for the portion of such plan year during which the employee participated in the Plan or was eligible to participate in the Plan. For purposes of this subsection, the Committee shall determine the testing compensation of each and every eligible employee for a plan year under any definition of compensation that satisfies the requirements of Section 414(s) of the Code and the regulations thereunder. The Committee shall determine whether the foregoing limitation will be satisfied and, to the extent necessary to ensure compliance with such limitation, shall reduce the income deferral contributions of highly compensated participants. If for a plan year the income deferral contributions made on behalf of highly compensated participants exceed the foregoing limitation ("excess income deferral contributions"), such excess income deferral contributions shall be corrected by using one or both of the following measures:

      (c) The Company may, in its sole discretion, direct the Employers to make contributions on behalf of participants who are not highly compensated participants in such an amount as will satisfy the foregoing limitation ("corrective deferral contributions"). The corrective deferral contributions, if any, made by the Employers pursuant to this paragraph shall be allocated to all participants
            (i) who are not highly compensated participants for such plan year,
            (ii) made income deferral contributions during such plan year, and
            (iii) either completed at least 1,000 hours of service in such plan year and are employed by the Employers on the last day of such plan year or terminated employment with the -- Employers during such plan year under paragraph 8.1(a), (b), or (c). The Employers' corrective deferral contributions for a plan year shall be allocated to eligible participants in proportion to such participants' income deferral contributions for the plan year. Any corrective deferral contributions shall be credited to eligible participants' income deferral contribution accounts and invested in accordance with each such participant's election in effect for the participant's income deferral contributions.

      (d) Excess income deferral contributions (and any income thereon determined in accordance with subsection 7.9) will be refunded to the highly compensated participants (in the order of their average deferral amount, beginning with the highest amount) to the extent necessary to meet such limitation, generally within two and one-half months after the end of that plan year but in no event later than the last day of the first plan year beginning after that plan year. Employer matching contributions attributable to excess income deferral contributions distributed to a highly compensated participant will be forfeited. Employer matching contributions forfeited under this subparagraph will be reallocated to eligible participants described in subparagraphs (c)(i), (ii) and (iii) above, in proportion to their income deferral contributions for the plan year.


7.6.  PERCENTAGE LIMITATION ON EMPLOYER MATCHING CONTRIBUTIONS

In no event shall the contribution percentage (as defined below) of the highly compensated participants (as defined in subsection 7.7) for any plan year exceed the greater of:

      (a) the contribution percentage of all other eligible employees for the preceding plan year multiplied by 1.25; or

      (b) the contribution percentage of all other eligible employees for the preceding plan year multiplied by 2.0; provided that the contribution percentage of the highly compensated participants does not exceed that of all other eligible employees by more than 2 percentage points.

The "contribution percentage" of a group of eligible employees for a plan year means the average of the ratios (determined separately for each eligible employee in such group) of A to B where A equals the employer matching contributions made on behalf of such eligible employee for such plan year, and B equals the eligible employee's testing compensation (as described below) received by the employee for the portion of such plan year during which the employee participated in the Plan or was eligible to participate in the Plan. For purposes of this subsection, the Committee shall determine the testing compensation of each and every eligible employee for a plan year under any definition of compensation that satisfies the requirements of Section 414(s) of the Code and the regulations thereunder. If for a plan year the employer matching contributions made by or on behalf of highly compensated participants exceed the foregoing limitation ("excess aggregate contributions"), such excess aggregate contributions shall be corrected by using one or both of the following measures:

      (c) The Company may, in its sole discretion, direct the Employers to make contributions on behalf of participants who are not highly compensated participants in such an amount as will satisfy the foregoing limitation ("corrective matching contributions"). The corrective matching contributions, if any, made by the Employers pursuant to this paragraph shall be allocated to all participants who meet the requirements described in subparagraphs 7.5(c)(i),
            (ii),
            and (iii) for the plan year, in proportion to such participants' income deferral contributions for the plan year. Any corrective matching contributions shall be credited to participants' accounts and invested in accordance with the provisions of Section 5. Notwithstanding subsection 10.2 to the contrary, any corrective matching contributions allocated to a participant's accounts will be fully vested and nonforfeitable at all times.

      (d) The Committee may direct that such excess aggregate contributions, and any income thereon determined in accordance with subsection 7.9, be distributed to the highly compensated participants to the extent vested (in the order of their contribution amounts beginning with the highest amounts), or if not vested shall be forfeited, to the extent necessary to meet the limitation of this subsection. (Forfeitures under this subparagraph will be reallocated to eligible participants described in subparagraphs 7.5(c)(i), (ii) and (iii), in proportion to their income deferral contributions for the plan year.) If excess aggregate contributions made by or on behalf of a highly compensated participant (and any income thereon determined in accordance with subsection 7.9) are to be distributed to the participant, such distribution generally will be made within two and one-half months after the end of that plan year but in no event later than the last day of the first plan year beginning after that plan year.


7.7.  HIGHLY COMPENSATED PARTICIPANT

A "highly compensated participant" means an eligible employee who is a "highly compensated employee" as defined in Section 414(q) of the Code. The term "highly compensated employee" means any employee defined in Code Section 414(q), which includes any employee who:

      (a) was at any time a 5% owner (as defined in Section 416(i) of the Code) of any Employer or any Controlled Group Member during the year or the preceding year, or;

      (b)   for the preceding year:

            (i) received compensation from an Employer or any Controlled Group Member in excess of $80,000, and

            (ii) if the Company elects, was in the top-paid group of employees for such preceding year.

For purposes of this subsection, an employee's compensation for a plan year shall be the employee's compensation for such plan year for services rendered to the Employers and the Controlled Group Members as reported on the employee's Federal wage and tax statement (Form W-2), but including the employee's elective deferral contributions made pursuant to Sections 125 and 401(k) of the Code (including income deferral contributions made under this Plan). For purposes of paragraph (b)(2) above, the term "top-paid group of employees" means the top-paid twenty percent of the employees of the Employers and the Controlled Group Members, exclusive of (i) employees who have not completed six months of service with the Employers or the Controlled Group Members, (ii) employees who normally work less than seventeen and one-half hours per week, (iii) employees who normally work not more than six months during any plan year, (iv) employees who have not attained age twenty-one years, (v) except to the extent provided in applicable Treasury Regulations, employees who are included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer, and (vi) employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employers that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code). A former employee shall be treated as a highly compensated participant if such employee was a highly compensated participant when such employee separated from service or such employee was a highly compensated participant at any time after attaining age 55 years.


7.8.  MULTIPLE USE OF ALTERNATIVE LIMITATIONS

Multiple use of the alternative limitations described in paragraph 7.5(b) and paragraph 7.6(b) shall be tested in accordance with Treasury Regulations Section 1.401(m)-2. If multiple use occurs for any plan year, such multiple use will be corrected in the manner described in Treasury Regulations Section 1.401(m)-1(e).


7.9. CALCULATING INCOME ALLOCABLE TO EXCESS DEFERRALS, EXCESS AGGREGATE CONTRIBUTIONS, AND EXCESS INCOME DEFERRAL CONTRIBUTIONS

The income allocable to a distribution to a participant of excess deferrals, excess income deferral contributions, or excess aggregate contributions (as required under subsection 7.4, 7.5, or 7.6, respectively) shall be determined as follows:

      (a) Income for the plan year. The income allocable to a participant's excess deferrals, excess income deferral contributions, or excess aggregate contributions, as the case may be, for the plan year in which such excess amount arose shall be determined by multiplying the income allocable for that plan year to the participant's income deferral contribution account or employer matching contribution account, as applicable, by a fraction. The numerator of the fraction is the excess amount to be distributed. The denominator of the fraction is the total balance in the applicable account of the participant, as determined as of the end of that plan year, to which such excess amount was credited. Such account balance shall be reduced by the gain and increased by the loss allocable to such account balance for that plan year.

      (b) Income for the gap period. No income will be allocated to any excess deferrals, excess income deferral contributions, or excess aggregate contributions to be distributed to a participant for the period between the end of the plan year in which such excess amount arose and the date of distribution of such excess amount.


7.10. DISAGGREGATION OF PLAN

For purposes of subsections 7.5, 7.6, and 7.8, the Plan may be disaggregated in accordance with Treasury Regulations Section 1.410(b)-7(c)(2).

                                    SECTION 8

                             PERIOD OF PARTICIPATION


8.1.  SETTLEMENT DATE

A participant's "settlement date" will be the date on which his employment with the Employers and the related companies is terminated because of the first to occur of the following events:

      (a) Normal Retirement. The participant retires or is retired from the employ of the Employers and the related companies on or after the date on which he attains age 65 years.

      (b) Disability Retirement. The participant is retired on account of permanent disability when the Company determines, based upon an independent doctor's examination and certificate, that a participant is under such physical or mental disability that he is no longer capable of rendering satisfactory service to the Company. This determination will be made in a nondiscriminatory manner to all participants.

      (c)   Death. The participant's death.

      (d) Resignation or Dismissal. The participant resigns or is dismissed from the employ of the Employers and the related companies before retirement in accordance with paragraph (a) or (b) next above.

If a participant is transferred from employment with an Employer to employment with a Controlled Group Member that is not an Employer, then for purposes of determining when the participant's settlement date occurs under this subsection, the participant's employment with such Controlled Group Member (or any Controlled Group Member to which the participant is subsequently transferred) shall be considered as employment with the Employers.


8.2.  RESTRICTED PARTICIPATION

If (i) a participant's settlement date has occurred but full payment of all of the participant's account balances has not yet been made, or (ii) a participant transfers to a Controlled Group Member that is not an Employer under the Plan, the participant or the participant's beneficiary will be treated as a participant for purposes of the Plan, except as follows:

      (a) The participant (or beneficiary) may not make any income deferral contributions or rollover contributions and may not share in any Employer contributions, except as specifically provided in subsections 4.2, 7.5, and 7.6.

      (b) The participant's beneficiary cannot designate a beneficiary under subsection 11.6 and may not obtain a loan under subsection 9.3.

If a participant subsequently again satisfies the requirements for participation in the Plan, the participant will become an active participant in the Plan on the date the participant satisfies such requirements.

                                    SECTION 9

                  IN-SERVICE WITHDRAWALS AND PARTICIPANT LOANS


9.1.     IN-SERVICE WITHDRAWALS

Subject to the limitations set forth below, a participant whose settlement date has not occurred may request a hardship withdrawal from the participant's income deferral contribution account by filing a written request with the Committee to make such a withdrawal. A participant's request for a hardship withdrawal must include such evidence as may be deemed necessary by the Committee. Such request shall be filed with the Committee at such time and in such manner as the Committee may determine. A hardship withdrawal made under this subsection shall be subject to the following terms and conditions:

         (a) A participant may withdraw all or any portion of the income deferral contributions (including any pre-tax contributions under a predecessor plan) credited to the participant's income deferral contribution account (but not any earnings thereon that were credited after December 31, 1988, to the participant's account under the Plan or under a predecessor plan).

         (b) A hardship withdrawal may be made only on account of one of the following immediate and heavy financial needs of a participant:

                  (i)      Payment of unreimbursed medical expenses described in
                           Section 213(d) of the Code previously incurred by the participant, the participant's spouse, or any dependents of the participant (as defined in Section 152 of the Code) or payment of unreimbursed expenses necessary for these persons to obtain medical care described in Section 213(d);

                  (ii) Purchase (excluding mortgage payments) of the principal residence of the participant;

                  (iii) Payment of post-secondary tuition expenses and room and board expenses for the participant, the participant's spouse, or the participant's dependents;

                  (iv) Prevention of the eviction of the participant from the participant's principal residence or prevention of the foreclosure on the mortgage on the participant's principal residence;

         (c) A hardship withdrawal shall not be in excess of the amount necessary to satisfy the immediate and heavy financial need of the participant. In accordance with such rules and procedures as the Committee may establish, the amount of a hardship withdrawal may include the amount necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. A hardship withdrawal will not be permitted if the participant's immediate and heavy financial need could be satisfied from other sources reasonably available to the participant.

         (d) If (i) a participant elects to withdraw an amount pursuant to this subsection and (ii) the participant's income deferral contribution account is invested in more than one investment fund, the amount to be withdrawn shall be withdrawn from the investment funds in the order determined by the Committee for withdrawals from the Plan.

         (e) If a participant elects to withdraw an amount pursuant to this subsection, his ability to make income deferral contributions will be suspended for a period of 12 months following the date of the withdrawal.

The Committee may rely on a participant's written representation as to the satisfaction of the requirements of paragraphs (b) and (c).

9.2.     IN-SERVICE WITHDRAWAL

A participant who has attained age 65 may receive a distribution of all or a portion (in increments of 10 percent) from vested amounts credited to the participant's accounts by filing a request in writing with the Committee in accordance with procedures established by the Committee, in its sole discretion. A request for withdrawal shall be effective as soon as practicable after the date the request is delivered to the Committee and the distribution shall be made as soon as practical thereafter. A participant shall be limited to two (2) in-service withdrawals in any twelve-month period.


9.3.     LOANS TO PARTICIPANTS

Although the primary purpose of the Plan is to allow participants to accumulate funds for retirement, it is recognized that under some circumstances it would be in the best interest of participants to permit loans to be made to them from certain of their accounts under the Plan. Accordingly, the Committee may (pursuant to such nondiscriminatory rules as the Committee may from time to time establish and uniformly apply, which rules are hereby incorporated into and made a part of the
Plan), approve a loan to a participant, subject to the following:

         (a) Terms and conditions of loans. All loans shall be subject to the following terms and conditions:

                  (i) A loan will be made to a participant only for the purposes described in paragraph 9.1(b). A participant shall provide the Committee with such evidence as the Committee may require to determine the loan is for such purpose. Each request for a loan must be made on a form furnished by the Committee and filed with the Committee at such time and in such manner as the Committee may determine. The spouse of a participant must consent to a loan if required under Treasury Regulations 1.401(a)-20 with respect to amounts transferred to this Plan from a predecessor plan.

                  (ii) A loan may not be made to a participant after the participant's settlement date or after the participant transfers employment to a Controlled Group Member. If a participant's settlement date or transfer to a Controlled Group Member should occur after the participant has requested a loan but before the loan is actually made to the participant, the participant's request for a loan automatically will be cancelled.

                  (iii) Each loan shall be evidenced by a note in a form furnished by the Committee and shall bear interest at the rate that is in effect on the date of the loan. The interest rate for loans shall be determined by the Committee no less frequently than quarterly based on appropriate factors in accordance with Department of Labor regulations.

                  (iv) Each participant may have no more than one loan outstanding at any time.

                  (v) Each loan to a participant shall be secured by a pledge of a portion of the participant's vested account balances under the Plan. However, in the case of a loan that will be used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of the participant, the loan may be secured by the dwelling unit itself. As of the effective date of a loan, no more than fifty percent of the participant's vested account balances may be pledged as security for that loan.

                  (vi) The making of a loan shall be deemed to be consent by the participant to charging the participant's accounts if any portion of the loan (and any accrued interest thereon) has not been paid as of the participant's settlement date or such earlier date after the participant's loan is suspended under paragraph (e) next below as provided under rules established by the Committee pursuant to that paragraph.

                  (vii) Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4).

         (b) Amount of loans. The principal amount of any loan (when added to the outstanding balance of any prior loans) made to a participant shall not exceed the lesser of (i) or (ii) below:

                  (i)      $50,000, reduced by the excess (if any) of:

                                    (A)     the highest outstanding balance of
                                            all loans under the Plan during the
                                            one-year period ending immediately
                                            preceding the date of the loan, over

                                    (B)     the outstanding balance on the date
                                            of the loan of all loans under the
                                            Plan.

                  (ii) Fifty percent of the amount of the participant's vested account balances under the Plan as of the date of the loan.

         The principal amount of any loan made to a participant shall not be less than $1,000.

         (c) Sources for loans. A loan to a participant shall be made solely from vested amounts credited to the participant's accounts. A loan granted under this subsection to a participant shall be made by liquidating and converting to cash the participant's accounts (and the participant's interest in the investment funds) in the order specified by the Committee for loans to participants.

         (d) Repayment of loans. Each loan shall specify a payment period of from one to five years. However, in the case of a loan that will be used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as the principal residence of the participant, the payment period may be up to fifteen years. Payments must be made by payroll deduction, except that a participant on an authorized paid leave of absence may make loan payments by check. Loan payments made by a participant who is not actively at work due to a leave of absence or a disability may be suspended during the period the participant is not actively at work but for a period not to exceed one year. Suspension of payments will not be permitted if the participant is collecting disability payments or other payments from an Employer and these payments exceed the amount of the loan payments scheduled during the participant's leave of absence or disability. As repayments are made with respect to a loan, the unpaid balance of such loan shall be reduced. Payments of principal and interest shall be credited to the participant's loan repayment account. Pursuant to subsection 5.2, a participant must elect how loan repayments will be invested. Participants may pay the entire outstanding balance of a loan and accrued interest thereon after the first month of a loan period; partial prepayments may not be made.

         (e) Unpaid loans. If a participant fails to make scheduled loan payments or reaches his settlement date with an outstanding loan balance, the following shall apply:

                  (i) If a participant whose settlement date has not occurred (and who is not on an authorized unpaid leave of absence) fails for three consecutive months to pay any portion of a loan made to the participant under the Plan and accrued interest thereon in accordance with the terms of the loan, the participant will have thirty days to pay the amount then owing. If such payment is not made, the loan will be considered in default. A participant who has a loan in default shall not be eligible to obtain further loans. Loans in default shall be further handled under uniform rules established by the Committee in accordance with Internal Revenue Service and Department of Labor rules and regulations.

                  (ii) If immediately prior to a participant's settlement date any loan or portion of a loan made to the participant under the Plan remains outstanding, the participant may repay an amount equal to the unpaid balance of such loan, provided such repayment is made
                           (A) within thirty days following the participant's termination date if the participant will not be receiving an immediate distribution of the participant's benefits under the Plan or (B) prior to the time distribution of the participant's Plan benefits will be made if the participant will receive an immediate distribution of the participant's Plan benefits. If a participant does not repay the entire balance of the loan within the time period specified above, the balance of the loan shall be considered in default as of the participant's settlement date. On the date that a loan is considered in default, the promissory note shall immediately become due and payable and an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be deemed distributed to the participant and shall be charged to the participant's accounts after all other adjustments required under the Plan have been made, but before any other distribution.

                                   SECTION 10

                                     VESTING



10.1.    RETIREMENT

A participant shall have a nonforfeitable right to all of the participant's account balances on and after attaining normal retirement age. A participant's right to all of the participant's account balances shall be nonforfeitable on and after the participant becomes eligible for disability retirement. If a participant's employment with the Employers and the Controlled Group Members is terminated because of retirement under paragraph 8.1(a) or (b), the balances in the participant's accounts shall be distributable to the participant under
Section 11.


10.2.    RESIGNATION OR DISMISSAL

If a participant resigns or is dismissed from the employ of the Employers and the Controlled Group Members before retirement under paragraph 8.1(d), the balances in the participant's accounts shall be treated as follows:

         (a) The balances in the participant's income deferral contribution account, vested employer matching contribution subaccount, vested employer discretionary contribution subaccount, rollover, vested transfer, and loan repayment accounts shall be nonforfeitable and shall be distributable to the participant under Section 11.

         (b) The balances in the participant's employer discretionary contribution subaccount, excess employer matching contribution subaccount, (referred to collectively for the purposes of this subsection 10.2 and subsection 12.2 as the "forfeitable accounts") shall be subject to the following:

                  (i) If the participant has completed five or more years of vesting service (as defined in subparagraph (iii) below) as of his settlement date, the balances in his forfeitable accounts shall be nonforfeitable and shall be distributable to the participant under
                           Section 11.

                  (ii) If the participant has not completed five years of vesting service as of the participant's settlement date, the participant shall receive the vested portion of the balances in his forfeitable accounts. The participant shall forfeit the nonvested portion of such account balances. The vested portion of the balances in the participant's forfeitable accounts shall be distributable to the participant under Section 11. Except as provided below, the vested portion of such balances shall be determined under the following schedule:

                           Number of Completed                         Vested
                            Years of Service                           Percentage
                           -------------------                         ----------
                           Less than 1 year                              0%
                           1 year but less than 2 years                 20%
                           2 years but less than 3 years                40%
                           3 years but less than 4 years                60%
                           4 years but less than 5 years                80%
                           5 years or more                             100%

                           Notwithstanding any other provision of this subsection 10.2 to the contrary, a participant who has less than five years of vesting service and has not yet attained normal retirement age may be deemed to have no vested interest in his employer discretionary contribution account, employer matching contribution account, and his entire balance in such accounts may be forfeitable, if he is discharged by an Employer due to theft, fraud, embezzlement, other criminal acts or willful misconduct causing either significant loss or property damage to an Employer or personal injury to any other employee of an Employer.

                  (iii) A participant's "vesting service" means any plan year in which the participant has completed at least 1,000 hours of service with the Employers and the Controlled Group Members (including service prior to the effective date) measured from the date the participant first performs an hour of service (as defined in subsection 2.1) with the Employers or the Controlled Group Members, or, prior to the effective date, CTFG or an affiliate of CTFG.

                  (iv) Non-vested amounts shall be forfeited under this subsection on the earlier of (i) the date the participant's vested benefits are distributed, or
                           (ii) the date that the participant incurs five consecutive one year breaks in service (as defined in subsection 12.2). Forfeitures shall be drawn from a participant's accounts in accordance with Treasury Regulations Section 54.4975-11(d)(4).


10.3.    DEATH OF PARTICIPANT

If a participant's settlement date occurs under paragraph 8.1(c), the balances in the participant's accounts will be nonforfeitable and distributable to the participant's beneficiary in accordance with Section 11. If a participant dies after the participant's settlement date but before all of the participant's account balances have been paid to the participant in full pursuant to the provisions of Section 11, the vested portion of the participant's account balances (as determined under subsection 10.1 or 10.2, whichever is applicable) will be distributable to the participant's beneficiary in accordance with
Section 11.


10.4.    FORFEITURES

The amount of a participant's accounts forfeited under subsection 10.2 shall be a "forfeiture." As determined by the Committee, forfeitures shall be (1) applied to reduce employer matching contributions otherwise required under the Plan or
(2) used to pay proper expenses of the Plan and trust. If a participant is reemployed by the Employers before he incurs five consecutive one-year breaks in service, subsection 12.2 shall apply.

                                   SECTION 11

                     DISTRIBUTIONS FOLLOWING SETTLEMENT DATE



11.1.    MANNER OF DISTRIBUTION

Subject to the conditions set forth below, distribution of the balances in a participant's accounts will be made to, or for the benefit of, the participant or, in the case of the participant's death, to or for the benefit of the participant's beneficiary, by payment in a lump sum.

In accordance with subsection 11.4, a participant may elect a direct rollover of any payment that constitutes an eligible rollover distribution. Notwithstanding any other provision of this Section 11, if a participant's vested account balances equal $5,000 or less at or after the participant's settlement date, the participant (or the participant's beneficiary) shall receive a lump sum payment of such amount in accordance with subsection 11.3. The aforementioned dollar amount shall be subject to cost-of-living adjustments prescribed by the Secretary of the Treasury. In accordance with such rules and procedures as the Committee shall establish, the amount to be paid to a participant who elects to receive a distribution that is less than the total vested balance in the participant's accounts shall be drawn from the participant's accounts in the order specified by the Committee for distributions from participants' accounts. The life expectancy of a participant, the participant's spouse or the participant's designated beneficiary shall be determined at the time benefit payments commence by use of the expected return multiples contained in the regulations under Section 72 of the Code. Life expectancies determined in accordance with the foregoing shall not be recalculated. A participant may select, in accordance with such rules as the Committee may establish, the method of distributing the participant's benefits to him; a participant, if the participant so desires, may direct how the participant's benefits are to be paid to the participant's beneficiary; and the Committee shall select the method of distributing the participant's benefits to the participant's beneficiary if the participant has not filed a direction with the Committee.


11.2.    DETERMINATION OF ACCOUNT BALANCES

After a participant's settlement date has occurred and pending complete distribution of the participant's account balances, the participant's accounts will be held under the Plan and will be subject to adjustment under Section 6. For purposes of subsection 11.1, a participant's account balances will be determined as of the applicable accounting date coincident with or immediately preceding the date of distribution of the participant's account.

11.3.    TIMING OF DISTRIBUTIONS

Distribution of the balance of a participant's accounts shall be made or shall commence within a reasonable time after the date on which the participant's account balances have been determined pursuant to subsection 11.2, but not later than sixty days after (a) the end of the plan year in which his settlement date occurs or (b) such later date on which the amount of payment can be ascertained by the Committee.

Notwithstanding any other provision of this Section 11, if a participant's vested account balances equal $5,000 or less at any time at or after his settlement date, the participant (or the participant's beneficiary) shall receive an immediate lump sum payment of such amount. Such distribution shall be made as soon as practicable after the participant's settlement date. If the present value of a participant's entire vested benefit under the Plan is zero, the participant shall be deemed to have received a distribution of such vested benefit. Notwithstanding any provision of the Plan to the contrary, if a participant's vested account balances exceed or have ever exceeded $5,000 at any time at or after the participant's settlement date, distributions may not be made to the participant before age 65 without the participant's consent. The aforementioned dollar amount shall be subject to cost-of-living adjustments prescribed by the Secretary of the Treasury.

Irrespective of any contrary provision of the Plan, distribution of the account balance of a participant shall be made or shall commence by April 1 of the calendar year next following the latter of (A) the calendar year on which the participant attains age 70 1/2 or (B) the calendar year in which the participant's settlement date occurs ("required commencement date"); provided, however, that the required commencement date of a participant who is a five-percent owner (as defined in Code Section 416) of an Employer or Controlled Group Member in the calendar year in which the participant attains age 70 1/2 shall be April 1 of the calendar year next following the calendar year which the participant attains age 70 1/2. If a participant dies before the participant's required commencement date, the participant's benefits must be distributed over a period not exceeding the greater of: (i) five years from the death of the participant; (ii) in the case of payments to a designated beneficiary other than the participant's spouse, the life expectancy of such beneficiary, provided payments begin within one year of the participant's death (or such later date as may be prescribed under Treasury Regulations); or (iii) in the case of payments to the participant's spouse, the life expectancy of such spouse, provided payments begin by the date the participant would have attained age 70-1/2. If a participant dies after the participant's required commencement date, the remaining portion of the participant's benefits will be distributed at least as rapidly as under the method of distribution in effect at the participant's death. Notwithstanding the foregoing, the Committee may honor a participant's written designation made under a predecessor plan prior to January 1, 1984, to have the participant's benefits commence at any date permitted under the terms of such predecessor plan as in effect immediately prior to January 1, 1984.

A participant who is not a 5 percent owner and who attains age 70-1/2 on or before January 1, 1999 while still employed by an Employer or a Controlled Group Member may elect to receive a distribution commencing April 1 of the calendar year next following the calendar year in which he attains age 70-1/2.


11.4.    DIRECT ROLLOVERS

Individuals who are to receive distributions under the Plan may elect that such distributions be paid in the form of a direct rollover (as described in Section 401(a)(31) of the Code and the regulations thereunder) to the Trustee or custodian of a plan eligible to accept direct rollovers, subject to the following:

         (a) Eligible rollover distribution. A distribution may be paid in a direct rollover under this subsection only if the distribution constitutes an eligible rollover distribution. An "eligible rollover distribution" means any distribution under the Plan to an eligible distributee (as defined below) other than (i) a distribution that is one of a series of substantially equal payments made annually or more frequently either over the life (or life expectancy) of the participant or the joint lives (or life expectancies) of the participant and his designated beneficiary or over a specified period of ten years or more, (ii) a distribution required to meet the minimum distribution requirements of Section 401(a)(9) of the Code, or (iii) a distribution excluded from the definition of an "eligible rollover distribution" under applicable Treasury Regulations. Notwithstanding the immediately preceding sentence, an eligible rollover distribution includes only those amounts that would be includible in the gross income of the eligible distributee if such amounts were not rolled over to another plan as provided under Section 402(c) of the Code.

         (b) Eligible distributee. An "eligible distributee" is (i) a participant, (ii) a participant's surviving spouse who is entitled to receive payment of the participant's account balances after the participant's death, or (iii) the spouse or former spouse of a participant who is an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code).

         (c) Eligible retirement plan. A direct rollover of an eligible rollover distribution may be made to no more than one "eligible retirement plan." Except as otherwise provided below, an "eligible retirement plan" is (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (iii) an annuity plan described in Section 403(a) of the Code, or (iv) a plan qualified under Section 401(a) of the Code that by its terms permits the acceptance of rollover contributions. With respect to the surviving spouse of a deceased participant who is entitled to receive a distribution of the participant's accounts, an "eligible retirement plan" shall mean only an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in
                  Section 408(b) of the Code (other than an endowment contract).

         (d) Minimum amounts. An eligible distributee may elect a direct rollover of all or a portion of an eligible rollover distribution only if the total amount of the eligible rollover distributions expected to be received by the eligible distributee during the plan year is $200 or more (or such lesser amount as the Committee may establish). An eligible distributee may elect payment of a portion of an eligible rollover distribution as a direct rollover and may receive directly the remainder of such distribution, provided that the amount paid by direct rollover is at least $500 (or such lesser amount as the Committee may establish).

         (e) Elections. An eligible distributee's election of a direct rollover pursuant to this subsection must be in writing on a form designated by the Committee and must be filed with the Committee at such time and in such manner as the Committee shall determine. The Committee shall establish such rules and procedures as it deems necessary to provide for distributions by means of direct rollover.


11.5.    IMMEDIATE DISTRIBUTIONS TO ALTERNATE PAYEES

The Committee shall direct distribution of the amount of a participant's account balances assigned to an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) on the earliest date specified in such qualified domestic relations order, without regard to whether such payments commence prior to the participant's earliest retirement age (as defined in Section 414(p)(4)(B) of the Code).

11.6.    DESIGNATION OF BENEFICIARY

Each participant may designate any person or persons (who may be designated concurrently, contingently or successively) to whom the participant's benefits are to be paid if the participant dies before the participant receives all of participant's benefits. A beneficiary designation must be made on a form furnished by the Committee for this purpose, and such form must be signed by the participant. A beneficiary designation form shall include any beneficiary designation forms executed in compliance with the Prior Plan. A beneficiary designation form will be effective only when the form is filed with the Committee while the participant is alive and will cancel all the participant's beneficiary designation forms previously filed with the Committee. Notwithstanding the foregoing provisions of this subsection and any beneficiary designation filed with the Committee in accordance with this subsection, if a participant dies and has a surviving spouse at the participant's date of death, the account balances described in the preceding sentence shall be payable in full to the participant's surviving spouse in accordance with this Section 11 (treating such surviving spouse as the participant's beneficiary), unless prior to the participant's death the following requirements were met:

         (a) The participant elected that the participant's benefits under the Plan be paid to a person other than the participant's surviving spouse;

         (b) The participant's spouse consented in writing to such election;

         (c) The spouse's consent acknowledged the effect of such election and was witnessed by a notary public; and

         (d) Such election designates a beneficiary that may not be changed without further spousal consent, unless the spouse executed a general written consent expressly permitting changes of the beneficiary without any requirement of further consent of the spouse.

For purposes of the Plan, and subject to the provisions of any qualified domestic relations order (as defined in Section 414(p) of the Code), a participant's "spouse" means the person to whom the participant is legally married at the earlier of the date of the participant's death or the date payment of the participant's benefits commenced and who is living at the date of the participant's death. If a deceased participant failed to designate a beneficiary as provided above, or if the designated beneficiary dies before the participant or before complete payment of the participant's benefits, the participant's benefits shall be distributed to the participant's spouse, or if there is none, the Committee, in its discretion, may direct the Trustee to pay the participant's benefits as follows:

         (e) To or for the benefit of any one or more of the participant's relatives by blood, adoption or marriage and in such proportions as the Committee determines; or

         (f) To the legal representative or representatives of the estate of the last to die of the participant and the participant's designated beneficiary.

The term "designated beneficiary" or "beneficiary" as used in the Plan means the natural or legal person or persons designated by a participant as the participant's beneficiary under the last effective beneficiary designation form filed with the Committee under this subsection and to whom the participant's benefits would be payable under this subsection.


11.7.    MISSING PARTICIPANTS OR BENEFICIARIES

Each participant and each designated beneficiary must file with the Committee from time to time in writing his post office address and each change of post office address. If a participant dies before the participant receives all of the participant's vested account balances, the participant's beneficiary must file any change in his post office address with the Committee. Any communication, statement or notice addressed to a participant or beneficiary at the last post office address filed with the Committee, or if no address is filed with the Committee then, in the case of a participant, at the participant's last post office address as shown on the Employers' records, will be binding on the participant and the participant's beneficiary for all purposes of the Plan. The Employers, the Trustee, and the Committee shall not be required to search for or locate a participant or beneficiary. If the Committee notifies a participant or beneficiary that the participant or beneficiary is entitled to a payment and also notifies the participant or beneficiary of the provisions of this subsection, and the participant or beneficiary fails to claim his benefits or make his whereabouts known to the Committee within three years after the notification, the benefits of the participant or beneficiary may be disposed of, to the extent permitted by applicable law, as follows:

         (a) If the whereabouts of the participant then are unknown to the Committee but the whereabouts of the participant's spouse then are known to the Committee, payment may be made to the spouse;

         (b) If the whereabouts of the participant and the participant's spouse, if any, then are unknown to the Committee but the whereabouts of the participant's designated beneficiary then are known to the Committee, payment may be made to the designated beneficiary;

         (c) If the whereabouts of the participant, the participant's spouse and the participant's designated beneficiary then are unknown to the Committee but the whereabouts of one or more relatives by blood, adoption or marriage of the participant are known to the Committee, the Committee may direct the Trustee to pay the participant's benefits to one or more of such relatives and in such proportions as the Committee decides; or

         (d) If the whereabouts of such relatives and the participant's designated beneficiary then are unknown to the Committee, the benefits of such participant or beneficiary may be disposed of in an equitable manner permitted by law under rules adopted by the Committee.


11.8.    FACILITY OF PAYMENT

When a person entitled to benefits under the Plan is under legal disability, or, in the Committee's opinion, is in any way incapacitated so as to be unable to manage the person's financial affairs, the Committee may direct the Trustee to pay the benefits to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the Committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

                                   SECTION 12

                                  REEMPLOYMENT



12.1.    COMMENCEMENT OR RESUMPTION OF PARTICIPATION

If a participant should terminate employment with the Employers and subsequently be reemployed by an Employer, the participant shall again become a participant as of the day of the participant's reemployment with the Employer. If an employee who has not become a participant terminates employment with the Employers and subsequently is reemployed by an Employer, the employee shall become a participant on the entry date immediately following the employee's date of hire if the employee then meets the requirements of subsection 2.1.


12.2.    CREDITED SERVICE FOR VESTING

The years of vesting service accrued prior to termination of employment by a non-vested participant or employee shall be disregarded for purposes of subsection 10.2 only if his number of consecutive one-year breaks in vesting service occurring after his termination equal or exceed the greater of (i) five or (ii) his years of vesting service prior to his termination. The years of vesting service of any vested participant shall be reinstated upon reemployment. However, in no event shall years of vesting service occurring after a participant incurs five consecutive one-year breaks in vesting service be used to determine the nonforfeitable amount of the participant's forfeitable accounts as of a prior settlement date.

A "one-year break in vesting service" means any plan year during which a terminated employee or participant does not complete 500 hours of service (as defined in subsection 2.1). In the case of a maternity or paternity absence (as defined below), an employee shall be credited, for the first plan year in which he otherwise would have incurred a one-year break in service (and solely for purposes of determining whether such a break in service has occurred), with the hours of service which normally would have been credited to him but for such absence (or, if the Committee is unable to determine hours which would have been so credited, 8 hours for each day of such absence), but in no event more than 501 hours for any one absence. A "maternity or paternity absence" means an employee's absence from work because of the pregnancy of the employee or birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for purposes of caring for a child immediately following such birth or placement. The Committee may require an employee to furnish such information as the Committee considers necessary to establish that the employee's absence was for one of the reasons specified above.

12.3.    REINSTATEMENT OF FORFEITURES

If a participant whose employment had terminated with the Employers because of resignation or dismissal before the participant was entitled to the full balance in the participant's employer matching contribution account is reemployed by the Employers before incurring five consecutive one-year breaks in credited service, the following shall apply:

         (a) If the participant did not receive distribution of any part of the vested portion of the participant's account, the amount of the participant's account previously forfeited pursuant to subsection 10.2 will be credited to the participant's account as soon as practicable following the date the participant is reemployed by the Employers.

         (b) If the participant received distribution of any part of the vested portion of the participant's account, the participant may repay to the Trustee the total amount distributed to the participant from the participant's employer matching contribution account as a result of such earlier termination of employment. However, such repayment must be made before the earlier of (i) the fifth anniversary of the participant's date of reemployment by the Employers or (ii) the date the participant incurs five consecutive one-year breaks in credited service commencing after the distribution. If a participant makes such a repayment to the Trustee, the amount of the repayment shall be credited to the participant's accounts, and the previously forfeited amounts that resulted from the participant's earlier termination of employment (unadjusted for subsequent gains or losses) shall be credited to the participant's accounts as soon as practicable following the date of repayment.

Forfeitures that are to be credited to participants' accounts under this subsection shall be drawn first from outstanding forfeitures and then, if necessary, from special employer contributions made for this purpose.

                                   SECTION 13

                               GENERAL PROVISIONS



13.1.    INTERESTS NOT TRANSFERABLE

The interests of participants and their beneficiaries under the Plan are not in any way subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state's income tax act, may not be voluntarily or involuntarily sold, transferred, alienated or assigned. Notwithstanding the foregoing, the Plan shall comply with any domestic relations order that, in accordance with procedures established by the Committee, is determined to be a qualified domestic relations order (as defined in Section 414(p)(1)(A) of the Code).


13.2.    ABSENCE OF GUARANTY

The Committee, the Employers, and the Trustee do not in any way guarantee the Trust from loss or depreciation. The liability of the Committee or the Trustee to make any payment under the Plan will be limited to the assets held by the Trustee that are available for that purpose.


13.3.    EMPLOYMENT RIGHTS

The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of an Employer, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

13.4     LITIGATION BY PARTICIPANTS OR OTHER PERSONS

To the extent permitted by law, if a legal action against the Trustee, an Employer, or the Committee by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a participant's or beneficiary's benefits, the cost to the Trustee, an Employer, or the Committee of defending the action will be charged to the extent possible to the sums, if any, that were involved in the action or were payable to the participant or beneficiary concerned.

13.5.    EVIDENCE

Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.


13.6.    WAIVER OF NOTICE

Any notice required under the Plan may be waived by the person entitled to such notice.


13.7.    CONTROLLING LAW

To the extent not superseded by the laws of the United States, the laws of Illinois shall be controlling in all matters relating to the Plan.


13.8.    STATUTORY REFERENCES

Any reference in the Plan to the Code means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to ERISA means the Employee Retirement Income Security Act of 1974, as amended. Any reference in the Plan to a section of the Code or ERISA, or to a section of any other Federal law, shall include any comparable section or sections of any future legislation that amends, supplements or supersedes that section.


13.9.    SEVERABILITY

In case any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.


13.10    ADDITIONAL EMPLOYERS

With the consent of the Company, any Controlled Group Member described in paragraph 1.6(a) or (b) may, by filing with the Company a written instrument to that effect, become an Employer hereunder by adopting the Plan and becoming a party to the trust agreement.

13.11    ACTION BY EMPLOYERS

Any action authorized or required to be taken by an Employer under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.


13.12    GENDER AND NUMBER

Where the context admits, words in the masculine gender include the feminine and neuter genders, the plural includes the singular, and the singular includes the plural.


13.13    EXAMINATION OF DOCUMENTS

Copies of the plan and trust agreement, and any amendments thereto, are on file at the office of the Company where they may be examined by any participant or other person entitled to benefits under the Plan during normal business hours.


13.14    FIDUCIARY RESPONSIBILITIES

It is specifically intended that all provisions of the Plan shall be applied so that all fiduciaries with respect to the Plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements or responsibilities apply to them. In general, a fiduciary shall discharge the fiduciary's duties with respect to the Plan and the Trust solely in the interests of participants and beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.


13.15    INDEMNIFICATION

To the extent permitted by law, any member or former member of the Committee, any person who was, is or becomes an officer or director of the Company, an Employer, or a Controlled Group Member or any employee of an Employer to whom the Committee or any Employer has delegated any portion of its responsibilities under the Plan, and each of them, shall be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless under any liability insurance contract or other indemnification arrangement with respect to the
Plan) from and against any and all liability to which the Committee members and such other persons may be subject by reason of any act done or omitted to be done in good faith with respect to the administration of the Plan and the trust, including all expenses reasonably incurred in their defense in the event that the Employers failed to provide such defense after having been requested in writing to do so.

                                   SECTION 14

          RESTRICTIONS AS TO REVERSION OF TRUST ASSETS TO THE EMPLOYERS


The Employers shall have no right, title or interest in the assets of the trust, except as may be provided in a pledge agreement entered into between an Employer and the Trustee in connection with an acquisition loan (a "pledge agreement"). No part of the assets of the Trust at any time will revert or will be repaid to the Employers, directly or indirectly, except as follows:

         (a) If the Internal Revenue Service initially determines that the Plan, as applied to an Employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the Trust attributable to contributions made by the Employer under the Plan shall be returned to the Employer within one year of the date of denial of qualification of the Plan as applied to the Employer.

         (b) If a contribution or a portion of a contribution is made by an Employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed to the Trust by the Employer and, after having been reduced by any losses of the Trust allocable thereto, shall be returned to the Employer within one year of the date the amount is paid to the trust.

         (c) If a contribution made by an Employer is conditioned upon the deductibility of such contribution as an expense for Federal income tax purposes, to the extent the deduction for the contribution made by the Employer is disallowed, such contribution, or portion of such contribution, after having been reduced by any losses of the Trust allocable thereto, shall be returned to the Employer within one year of the date of disallowance of the deduction.

         (d) If there is a default on an acquisition loan, an Employer may exercise its rights under a pledge agreement with respect to the shares of Company stock subject to the pledge agreement (including, but not limited to, the sale of pledged shares, the transfer of pledged shares to the Employer, and the registration of pledged shares in the Employer's name).

Contributions may be returned to an Employer pursuant to paragraph (a) above only if they are conditioned upon initial qualification of the Plan as applied to that Employer and an application for determination was made by the time prescribed by law for filing the Employer's Federal income tax return for the taxable year in which the Plan was adopted (or such later date as the Secretary of the Treasury may prescribe). In no event may the return of a contribution pursuant to paragraph (b) or (c) above cause any participant's account balances to be less than the amount of such balances had the contribution not been made under the Plan.

                                   SECTION 15

                            AMENDMENT AND TERMINATION



15.1.    AMENDMENT

While the Company expects and intends to continue the Plan, the Company reserves the right to amend the Plan from time to time by action of the Company's Board of Directors or the Executive Committee of the Board of Directors of the Company. However, the Committee is authorized to cause to be prepared, to approve, and to execute any amendments of the Plan that the Committee determines are necessary to comply with applicable law, regulations, and rulings or to reflect rules and procedures developed by the Committee; provided, however, that any amendment (other than an amendment needed to comply with applicable law, regulations, and rulings) that is expected to change the level of participant or employer contributions made under the Plan or to materially increase the cost of the Plan to the Employers shall be approved by the Company's Board of Directors or by the Executive Committee of the Board of Directors of the Company. Notwithstanding the foregoing:

         (a) An amendment may not change the duties and liabilities of the Committee or the Trustee without the consent of the Committee or the Trustee, whichever is applicable;

         (b) An amendment shall not reduce the value of a participant's nonforfeitable benefits accrued prior to the later of the adoption or the effective date of the amendment; and

         (c) Except as provided in Section 14, under no condition shall any amendment result in the return or repayment to the Employers of any part of the Trust or the income therefrom or result in the distribution of the Trust for the benefit of anyone other than employees and former employees of the Employers and any other persons entitled to benefits under the Plan.

The Committee shall notify the Trustee of any amendment of the Plan within a reasonable period of time.


15.2.    TERMINATION

The Plan will terminate as to all Employers on any date specified by the Company if thirty days' advance written notice of the termination is given to the Committee, the

Trustee and the other Employers. The Plan will terminate as to an individual Employer on the first to occur of the following:

         (a) The date it is terminated by that Employer if thirty days' advance written notice of the termination is given to the Committee, the Trustee and the other Employers.

         (b) The date that Employer is judicially declared bankrupt or insolvent.

         (c) The date that Employer completely discontinues its contributions under the Plan.

         (d) The dissolution, merger, consolidation or reorganization of that Employer or the sale by that Employer of all or substantially all of its assets, except that:

                  (i) in any such event arrangements may be made with the consent of the Company whereby the Plan will be continued by any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that Employer under the Plan and the trust agreement; and

                  (ii) if an Employer is merged, dissolved or in any other way reorganized into, or consolidated with, any other Employer, the Plan as applied to the former Employer will automatically continue in effect without a termination thereof.


15.3.    NONFORFEITABILITY AND DISTRIBUTION ON TERMINATION

On termination or partial termination of the Plan, the rights of all affected participants to benefits accrued to the date of such termination, after all adjustments then required have been made, shall be nonforfeitable. As soon as practicable after all adjustments required as of that date have been made to the account balances of participants, the Committee shall direct the Trustee to distribute to each such affected participant his benefits under the Plan in one lump sum provided the participant is no longer employed by an Employer or a Controlled Group Member. All appropriate provisions of the Plan will continue to apply until the account balances of all such participants have been distributed under the Plan.

15.4     NOTICE OF TERMINATION

Participants will be notified of the termination of the Plan within a reasonable time.


15.5.    PLAN MERGER, CONSOLIDATION, ETC.

 In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each participant's benefits (if the Plan terminated immediately after such merger, consolidation or transfer) shall be equal to or greater than the benefits the participant would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

                                   SECTION 16

                                  THE COMMITTEE



16.1.    THE COMMITTEE

As provided in subsection 1.5, the Plan is administered by the Committee. The Committee shall consist of at least three persons (who may but need not be employees of the Employers) appointed by the Company. The Company will certify to the Trustee from time to time the names of the members of the Committee.


16.2.    THE COMMITTEE'S GENERAL POWERS, RIGHTS, AND DUTIES

The Committee shall have all the powers necessary and appropriate to discharge its duties under the Plan, which powers shall be exercised in the sole and absolute discretion of the Committee, including, but not limited to, the following:

         (a) To construe and interpret the provisions of the Plan and to make factual determinations thereunder, including the power to determine the rights or eligibility under the Plan of employees, participants, or any other persons, and the amounts of their benefits (if any) under the Plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations by the Committee shall be binding on all parties.

         (b) To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and trust agreement.

         (c) To enforce the Plan in accordance with the terms of the Plan and the Trust and in accordance with the rules and regulations the Committee has adopted.

         (d) To direct the Trustee as respects payments or distributions from the Trust in accordance with the provisions of the Plan.

         (e) To furnish the Employers with such information as may be required by them for tax or other purposes in connection with the Plan.

         (f) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the Employers) and to allocate or delegate to them such powers, rights and duties as the

                  Committee may consider necessary or advisable to properly carry out administration of the Plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants, actuaries or other persons, shall be in writing.

         (g) To appoint an investment manager as defined in Section 3(38) of ERISA ("investment manager") to manage (with power to acquire and dispose of) the assets of the Plan, which investment manager may or may not be a subsidiary of the Company, and to delegate to any such investment manager all of the powers, authorities and discretion granted to the Committee hereunder or under the trust agreement (including the power to delegate and the power, with prior notice to the Committee, to appoint an investment manager), in which event any direction the Trustee from any duly appointed investment manager with respect to the acquisition, retention or disposition of Plan assets shall have the same force and effect as if such direction had been given by the Committee, and to remove any investment manager; provided, however, that the power and authority to manage, acquire, or dispose of any asset of the Plan shall not be delegated except to an investment manager, and provided further that the acceptance by any investment manager of such appointment and delegation shall be in writing, and the Committee shall give notice to the Trustee, in writing, of any appointment of, delegation to or removal of an investment manager.


16.3.    MANNER OF ACTION OF THE COMMITTEE

During a period in which two or more members of the Committee are acting, the following provisions apply where the context admits:

         (a) The members of the Committee may select a secretary, if they believe it advisable, who may or may not be a member of the Committee.

         (b) A Committee member by writing may delegate any or all of such member's rights, powers, duties and discretion to any other member of the Committee, with the written consent of the latter.

         (c) The members of the Committee may act by meeting or by writing signed without meeting, and such members may sign any document by signing one document or concurrent documents.

         (d) An action or a decision of a majority of the members of the Committee as to a matter shall be as effective as if taken or made by all members of the Committee.

         (e) If, because of the number qualified to act, there is an even division of opinion among members of the Committee as to a matter, a disinterested party selected by the Committee shall decide the matter and such person's decision shall control.

         (f) Except as otherwise provided by law, no member of the Committee shall be liable or responsible for an act or omission of the other members of the Committee in which the former has not concurred.

         (g) The certificate of the secretary of the Committee or of a majority of the members of the Committee that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.


16.4.    INTERESTED COMMITTEE MEMBER

If a member of the Committee is also a participant in the Plan, the Committee member may not decide or determine any matter or question concerning distributions of any kind to be made to the Committee member or the nature or mode of settlement of the Committee member's benefits, unless such decision or determination could be made by the Committee member under the Plan if the Committee member were not serving on the Committee.


16.5.    RESIGNATION OR REMOVAL OF COMMITTEE MEMBERS

A member of the Committee may be removed by the Company at any time by ten days' prior written notice to that member and the other members of the Committee. A member of the Committee may resign at any time by giving ten days' prior written notice to the Company and the other members of the Committee. The Company may fill any vacancy in the membership of the Committee; provided, however, that if a vacancy reduces the membership of the Committee to less than three, such vacancy shall be filled as soon as practicable. The Company shall give prompt written notice thereof to the other members of the Committee. Until any such vacancy is filled, the remaining members of the Committee may exercise all of the powers, rights and duties conferred on the Committee.

16.6.    COMMITTEE EXPENSES

All costs, charges and expenses reasonably incurred by the Committee will be paid by the Company to the extent not paid from the assets of the trust. No compensation will be paid to a member of the Committee as such.


16.7.    UNIFORM RULES

The Committee shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.


16.8.    INFORMATION REQUIRED BY THE COMMITTEE

Each person entitled to benefits under the Plan shall furnish the Committee with such documents, evidence, data or information as the Committee considers necessary or desirable for the purpose of administering the Plan. The Employers shall furnish the Committee with such data and information as the Committee may deem necessary or desirable in order to administer the Plan. The records of the Employers as to an employee's or a participant's period of employment, hours of service, termination of employment and the reason therefore, leave of absence, reemployment and earnings will be conclusive on all persons unless determined to the Committee's satisfaction to be incorrect.


16.9.    REVIEW OF BENEFIT DETERMINATIONS

The Committee will provide notice in writing to any participant or beneficiary whose claim for benefits under the Plan is denied, and the Committee shall afford such participant or beneficiary a full and fair review of its decision if so requested.


16.10    COMMITTEE'S DECISION FINAL

Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Committee made by the Committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.


16.11    DENIAL PROCEDURE AND APPEAL PROCESS

If a participant, beneficiary or any other person who believes he may be entitled to benefits under the Plan (a "claimant") has an unresolved question about eligibility for benefits, the form of benefits, or the amount of benefits to be received or being received under the Plan after consulting with the Committee or its representatives, a formal review of the situation may be requested in writing of the Committee within sixty days after receiving notification of the claimant's Plan benefits or an estimate of the claimant's Plan benefits. A review decision will be made within sixty days after receipt of such request (one hundred twenty days in special circumstances) and the claimant will be informed of the decision within ninety days after receipt of such request (one hundred eighty days in special circumstances). However, if the claimant is not informed of the decision within the period described above, the claimant may request a further review by the Committee as described below as if the claimant had received notice of an adverse decision at the end of that period. The decision will be written in a manner calculated to be understood by the claimant, setting forth the specific reasons for any denial of a benefit or benefit option, specific reference to pertinent Plan provisions on which such denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The claimant also shall be advised that the claimant or the claimant's duly authorized representative may request a further review by the Committee of the decision denying the claim by filing with the Committee within sixty days after such notice has been received by the claimant a written request for such review and that claimant may review pertinent documents, and submit issues and comments in writing, within the same sixty-day period. If such request is so filed, such review shall be made by the Committee within sixty days after receipt of such request, unless special circumstances require an extension of time for processing in which case the review will be completed and decision rendered within one hundred twenty days. The claimant shall be given written notice of the decision which shall include specific reasons for the decision, and specific references to the pertinent Plan provisions on which the decision is based, and such decision by the Committee shall be final and shall terminate the review process.

                                   SECTION 17

                 SPECIAL RULES APPLICABLE WHEN PLAN IS TOP-HEAVY



17.1     PURPOSE AND EFFECT

The purpose of this Section 17 is to comply with the requirements of Section 416 of the Code. The provisions of this Section 17 are effective for each plan year beginning on or after the effective date in which the Plan is a "top-heavy plan" within the meaning of Section 416(g) of the Code.


17.2     TOP-HEAVY PLAN

In general, the Plan will be a top-heavy plan for any plan year if, as of the "determination date" (that is, the last day of the preceding plan year), the sum of the amounts in paragraphs (a), (b) and (c) below for key employees (as defined generally below and in Section 416(i)(1) of the Code) exceeds sixty percent of the sum of such amounts for all employees who are covered by this Plan or by a defined contribution plan or defined benefit plan that is aggregated with this Plan in accordance with subsection 17.4:

         (a) The aggregate account balances of participants under this Plan.

         (b) The aggregate account balances of participants under any other defined contribution plan included under subsection 17.4.

         (c) The present value of the cumulative accrued benefits of participants calculated under any defined benefit plan included in subsection 17.4.

In making the foregoing determination, (i) a participant's account balances or cumulative accrued benefits shall be increased by the aggregate distributions, if any, made with respect to the participant during the 5-year period ending on the determination date, including distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the aggregation group, (ii) the account balances or cumulative accrued benefits of a participant who was previously a key employee, but who is no longer a key employee, shall be disregarded, (iii) the account balances or cumulative accrued benefits of a beneficiary of a participant shall be considered accounts or accrued benefits of the participant, (iv) the account balances or cumulative accrued benefits of a participant who has not performed services for an Employer or a Controlled Group Member at any time during the 5-year period ending on the determination date shall be disregarded and (v) any rollover contribution (or similar transfer) from a plan maintained by a corporation other than an Employer under this Plan initiated by a participant shall not be taken into account as part of the participant's aggregate account balances under this Plan.


17.3     KEY EMPLOYEE

In general, a "key employee" is an employee (or a former or deceased employee) who, at any time during the plan year or any of the 4 preceding plan years, is or was:

         (a) an officer of an Employer having annual compensation greater than fifty percent of the amount in effect under Section 415(b)(1)(A) for any such plan year; provided that, for purposes of this paragraph, no more than fifty employees of the Employer (or, if lesser, the greater of three employees or ten percent of the employees) shall be treated as officers;

         (b) one of the ten employees who have annual compensation from an Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code for that year and owning or considered as owning, within the meaning of Section 318 of the Code, the largest interests in the Employer; provided that if two employees have the same interest in the Employer, the employee having greater annual compensation from the Employer shall be treated as having a larger interest;

         (c)      a five percent or greater owner of an Employer; or

         (d) a one percent or greater owner of an Employer having annual compensation from the Employer of more than $150,000.

For purposes of this subsection the term "compensation" means compensation as defined by Code Section 414(q)(7).


17.4     AGGREGATED PLANS

Each other defined contribution plan and defined benefit plan maintained by an Employer that covers a "key employee" as a participant or that is maintained by an Employer in order for a plan covering a key employee to satisfy Section 401(a)(4) or 410 of the Code shall be aggregated with this Plan in determining whether this Plan is top-heavy. In addition, any other defined contribution or defined benefit plan of an Employer may be included if all such plans that are included, when aggregated, will not discriminate in favor of officers, shareholders or highly compensated participants and will satisfy all of the applicable requirements of Sections 401(a)(4) and 410 of the Code.

17.5     MINIMUM EMPLOYER CONTRIBUTION

Subject to the following provisions of this subsection and subsection 17.7, for any plan year in which the Plan is a top-heavy plan, the employer contribution credited to each participant who is not a key employee shall not be less than 3 percent of such participant's total compensation (as defined in subsection 7.1) from the Employers for that year. In no event, however, shall the total employer contribution credited in any year to a participant who is not a key employee (expressed as a percentage of such participant's total compensation from the Employer) exceed the maximum total employer contribution credited in that year to a key employee (expressed as a percentage of such key employee's total compensation from an Employer). Contributions made by an Employer under the Plan pursuant to participants' income deferral authorizations shall not be deemed employer contributions for purposes of this subsection. The amount of minimum employer contribution otherwise required to be allocated to any participant for any plan year under this subsection shall be reduced by the amount of employer contributions allocated to him for a plan year ending with or within that plan year under any other tax-qualified defined contribution plan maintained by an Employer.


17.6     COORDINATION OF BENEFITS

For any plan year in which the Plan is top-heavy, in the case of a participant who is a non-key employee and who is a participant in a top-heavy tax-qualified defined benefit plan that is maintained by an Employer and that is subject to
Section 416 of the Code, subsection 17.5 shall not apply, and the minimum benefit to be provided to each such participant in accordance with this Section 17 and Section 416(c) of the Code shall be the minimum annual retirement benefit to which he is entitled under such defined benefit plan in accordance with such
Section 416(c), reduced by the amount of annual retirement benefit purchasable with his Plan accounts (or portions thereof) attributable to employer contributions (as defined in subsection 17.5) under this Plan and any other tax-qualified defined contribution plan maintained by an Employer.


17.7     ADJUSTMENT OF COMBINED BENEFIT LIMITATIONS

For any plan year in which the Plan is a top-heavy plan, the determination of the defined contribution plan fraction and defined benefit plan fraction under subsection 7.2 shall be adjusted in accordance with the provisions of Section 416(h) of the Code by substituting "1.0" for "1.25" where the latter number appears in Sections 415(e)(2)(B)(i) and 415(e)(3)(B)(i) of the Code with respect to the calculation of those fractions; except that with respect to a participant described in subsection 17.6, such adjustment shall not be required under this Plan for any plan year for which such adjustment is not required under the defined benefit plan referred to in subsection 17.6.


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